EXHIBIT 10.61

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

$ 332,000.00	March 19, 2010
Orange County, California

THIS AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE (“Note”) executed by LOCATION BASED TECHNOLOGIES, INC., a Nevada Corporation (the “Borrower” or “Company”), amends and restates the certain Promissory Note dated July 6, 2009 in the principal amount of $300,000, payable to Alder Capital Partners I, L.P. (the “Lender” or “Holder.”)

For valuable consideration received, the Borrower promises to unconditionally pay to the Lender or its endorsees, successors, and assigns, the principal sum of  THREE HUNDRED THIRTY-TWO THOUSAND DOLLARS  ($332,000.00) plus interest on the outstanding principal balance and on any and all amounts unpaid as set forth herein.

1.           Maturity Date.  Borrower shall pay to Lender the outstanding principal balance plus interest due on this Note on June 19, 2010.

2.           Interest Rate.   This Note shall accrue interest on the principal and on any unpaid amounts from the date of this Note at a rate of twelve percent (12%) per annum (the “Interest Rate.”)  Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.  All payments hereunder are to be applied to the payment of accrued interest, and the remaining balance to the payment of principal.

3.           Shares of Common Stock.   In addition to the payment of the principal and interest, Borrower shall deliver to Lender, 200,000 shares of the Company’s common stock, par value $.001 per share, within five (5) business days of the execution of this Note (“Extension Shares”).  The shares shall be duly and validly issued, fully paid, non-assessable, and after the applicable Rule 144 holding period, freely tradable.

4.           Event of Default.  An “Event of Default” shall occur if the Borrower a) fails to make a timely payment of the principal or any interest owed, b) is in arrears in any amount at any time c) fails to issue or deliver the Extension Shares as required in paragraph 3 d) fails to issue or deliver the Conversion Shares as required in paragraph 6 or e) initiates bankruptcy proceedings.   In the Event of Default, the outstanding principal of and all accrued interest on this Note shall be accelerated and shall automatically become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower.

5.           Collateral. So long as any principal or interest is due hereunder and shall remain unpaid, the Company will, unless the Lender shall otherwise consent in writing, comply with the following:

a.           The Borrower shall cause share certificate CSI-xxxx, 2,000,000 shares of common stock, par value $.001, of the Company’s stock to remain in the custody of Lender.

6.           Conversion Rights  The Lender may, at any time, and from time to time, convert any portion of the outstanding principal amount and accrued interest under this Note into fully paid, non-assessable and freely trading shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at the Conversion Price.   The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus any accrued but unpaid interest thereon, by (y) the Conversion Price.  The Conversion Price shall be the greater of (1) $.20 per share or (2) 50% of the volume-weighted average price (“VWAP”) of the Company’s shares on the Conversion Date.   VWAP shall be based on the daily volume weighted average price of the common stock on the principal trading market for the Company’s common stock as reported by Bloomberg, L.P.  Such conversion shall be effected by the surrender of this Note at the Company’s offices together with notice in writing that the Holder wishes to convert a portion or all of this Note, which notice shall also state the name(s) (with addresses) and denominations in which the certificate(s) for common stock shall be issued and shall include instructions for delivery. A notice substantially in the form attached hereto as Exhibit A shall be acceptable.  Such conversion shall be deemed to have been effected as of the close of business on the date on which the notice is given as provided for under paragraph 12 (the “Conversion Date”), and at such time the rights of the Holder with respect to the principal amount of the Note converted shall cease and the person(s) in whose name(s) any certificate(s) for common stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of common stock represented by such certificate(s).  As soon as practicable after the Conversion Date, the Lender shall deliver the Note to the Company and the Company shall deliver to, or as directed by, the Holder, certificates representing the number of shares of common stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the Holder shall have specified.  The Company acknowledges and agrees that the holding period for any Conversion Shares for purposes of Rule 144 commenced on July 6, 2009, the date of issuance of the Note.    In each case of conversion of this Note in part only, the Company shall receive and hold this Note as a fiduciary agent of the Holder, shall immediately endorse on this Note the date and amount of this Note so converted, and such amount shall be deemed no longer outstanding.  Upon such endorsement, the Company shall promptly return this Note to the Holder.

7.           Prepayment.  This Note may be prepaid in whole or in part, at any time, without the consent of the Lender, upon at least ten (10) business day’s prior written notice to the Lender.

8.           Pledge.  This Note is secured by and is entitled to the benefits of that certain Pledge Agreement dated as of March 19, 2010 entered into by Desiree Mejia, the Chief Operating Officer of the Company, (“Pledgor”) in favor of the Holder pursuant to which such Chief Operating Officer granted a security interest in the shares of the Company’s common stock represented by share certificate CSI-xxxx for 2,000,000 shares.  The Pledgor hereby acknowledges such security by executing this Note below.

9.           Governing Law and Venue.  This Note was negotiated and executed in the State of California.  The interpretation and enforcement of this Note and all rights and obligations arising hereunder shall be construed in accordance with and governed by the laws of the State of California.  The parties agree that any suit, action, proceeding or dispute related to or in any way arising out of this Note shall only be maintained in the Superior Court of California for the County of San Diego.  Borrow and Lender expressly waive any right to challenge or object to this venue and hereby irrevocably consent to the jurisdiction of the San Diego Superior Court for any suit, action, proceeding or dispute related to or in any way arising out of this Note.

10.          Successors and Assigns.  Except as otherwise expressly provided herein, this Note shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors, and administrators of the parties hereto.    Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Borrower may not assign this Note or any of the rights or obligations referenced herein without the prior express written consent of the Lender.

11.          Attorney’s Fees  Should any party initiate any suit, action, proceeding or dispute related to or in any way arising out of this Note, the prevailing party shall be entitled to its reasonable attorney’s fees and costs from the other party.

12.          Notices.   Any notices permitted or required under this Note shall be deemed given upon the date of personal delivery, the date of delivery by e-mail or facsimile transmission, the next day if sent by a nationally recognized overnight courier service, or 48 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to the Parties as set forth below:

Borrower
Location Based Technologies, Inc.
38 Discovery, Ste. 150
Irvine, CA 92618
Facsimile  (714) 200-0287
E-mail: joseph@pocketfinder.com

Lender
Alder Capital Partners I, L.P.
Attn: Michael Licosati
1223 Camino Del Mar
Del Mar, CA  92014
Facsimile (858) 259-3272
E-mail: mlicosati@aldercap.com

or at any other address, email address, or facsimile telephone number as any party may, from time to time, designate by notice given in compliance with this section.

13.          This Note may be executed in counterparts, and each executed counterpart shall be deemed to be an executed original of the Note.  Signatures transmitted via facsimile or other means of electronic communication shall be deemed to have the same force and effect as original signatures.  Notwithstanding the foregoing, the parties executing this Note agree to provide original signatures to Lender promptly after the execution of the Note.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year and at the place first written above and the parties agree to each of the terms and conditions set forth herein.

Location Based Technologies, Inc., a Nevada corporation

By:	/s/ Joseph Scalisi
Joseph Scalisi, President

By:	/s/ Desiree Mejia
Desiree Mejia, Pledgor

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